UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2003

VERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31342	54-1387657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100 Arlington, Virginia	22202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 575-3100

Item 5. Other Events and Regulation FD Disclosure.

     On June 9, 2003, Veridian Corporation, a Delaware corporation (“Veridian”), General Dynamics Corporation, a Delaware corporation (“General Dynamics”), and Aspen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of General Dynamics (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Veridian, with Veridian to survive the merger and to become a wholly-owned subsidiary of General Dynamics (the “Merger”). Pursuant to the Merger Agreement, each outstanding share of Veridian’s common stock will be exchanged for the right to receive $35.00 in cash, and each outstanding option and warrant to purchase Veridian’s common stock will entitle the holder thereof to receive an amount in cash equal to the excess, if any, of (1) $35.00 over (2) the per share exercise price of the option or warrant, less any required withholding taxes in the case of options.

     In connection with the execution of the Merger Agreement, General Dynamics, Merger Sub and certain stockholders of Veridian entered into voting agreements (the “Voting Agreements”), pursuant to which such stockholders agreed to vote shares constituting approximately 34% of Veridian’s outstanding common stock in favor of the Merger and against any alternative acquisition proposal and certain other actions. These stockholders granted General Dynamics and Merger Sub an irrevocable proxy to vote their shares in favor of the Merger and against any alternative acquisition proposal and certain other actions.

     The Merger Agreement and the form of Voting Agreement are filed as Exhibits 2.1 and 99.1 hereto and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the full text of such exhibits.

     A press release announcing the proposed Merger is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The proposed Merger is subject to approval by Veridian’s stockholders and normal regulatory approvals.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

+2.1	Agreement and Plan of Merger, dated June 9, 2003, by and among General Dynamics Corporation, Aspen Acquisition Corporation and Veridian Corporation.

99.1	Form of Voting Agreement.

99.2	General Dynamics Corporation Press Release dated June 9, 2003 announcing the proposed Merger.

+	Pursuant to Item 601(b)(2) of Regulation S-K, Veridian agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIAN CORPORATION

	By:	/s/ Jerald S. Howe, Jr.

	Name:	Jerald S. Howe, Jr.
	Title:	Senior Vice President, General Counsel and Secretary
Date: June 9, 2003

EXHIBIT INDEX

Exhibit	Description

+2.1	Agreement and Plan of Merger, dated June 9, 2003, by and among General Dynamics Corporation, Aspen Acquisition Corporation and Veridian Corporation.

99.1	Form of Voting Agreement.

99.2	General Dynamics Corporation Press Release dated June 9, 2003 announcing the proposed Merger.

+	Pursuant to Item 601(b)(2) of Regulation S-K, Veridian agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.